Exhibit 5.1

July 30, 2010

CB Holdings GP, LLC, as

general partner of

Connors Bros. Holdings, L.P.

c/o Centre Partners Management, LLC

30 Rockefeller Plaza, 50th Floor

New York, NY 10020

Re:	Registration Statement on Form S-4

Registration No. 333-166998

Ladies and Gentlemen:

We have acted as special counsel to Bumble Bee Capital Corp., a Delaware corporation (“Bumble Bee Capital”), Bumble Bee Foods, LLC, a Delaware limited liability company (“Bumble Bee Foods,” and together with Bumble Bee Capital, the “Delaware Issuers”), and Connors Bros. Clover Leaf Seafoods Company, a Nova Scotia company (the “Canadian Issuer,” and together with the Delaware Issuers, the “Issuers”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-166998), originally filed by the Issuers and the Guarantors (as defined below) on May 21, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the Commission on June 30, 2010 and by Amendment No. 2 filed with the Commission on the date hereof (the “Registration Statement”). Upon the effectiveness of and pursuant to the Registration Statement, the Issuers propose to offer to exchange up to $220,000,000 aggregate principal amount of the Issuers’ 7.75% Senior Secured Notes due 2015 (the “Exchange Notes”) and the guarantees thereof (the “Exchange Guarantees”) by Connors Bros. Holdings L.P., a Delaware limited partnership (“Holdings”) and certain subsidiaries of Holdings incorporated or formed pursuant to the laws of the State of Delaware or New York and listed on Schedule I hereto (collectively, the “DE/NY Guarantors”) and other subsidiaries of Holdings listed on Schedule II hereto (collectively, the “Non-DE/NY Guarantors,” and together with the DE/NY Guarantors, the “Guarantors”) for an equal aggregate principal amount of the Issuers’ outstanding unregistered 7.75% Senior Secured Notes due 2015 issued on December 17, 2009 (the “Initial Notes”) and the Guarantors’ guarantees thereof (the “Initial Guarantees”). The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of December 17, 2009 (the “Indenture”), by and among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), which Indenture is filed as Exhibit 4.1 to the Registration Statement. This opinion is being furnished to the Issuers in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Exchange Notes and the Exchange Guarantees.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Delaware Issuers and the DE/NY Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuers and the Guarantors.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and Collateral Agent and constitutes a legal, valid and binding agreement of the Trustee and Collateral Agent, (b) the Registration Statement will have been declared effective by the Commission, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (d) the Exchange Notes have been duly authorized, executed and delivered by the Canadian Issuer (in reliance on the opinion of Cox & Palmer filed as Exhibit 5.3 to the Registration Statement), (e) the respective guarantees of each Non-DE/NY Guarantor have been duly authorized, executed and delivered by each such Non-DE/NY Guarantor (in reliance on the opinions of counsel filed as Exhibits 5.2 through 5.5 to the Registration Statement, as more fully described in the following paragraph), and (f) the Initial Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture and as described in the Registration Statement.

In so far as the opinions expressed herein relate to or are dependent upon matters governed by the laws of other jurisdictions, we have relied, with the Issuers’ permission and consent, without independent investigation, upon the opinions of: (i) with respect to the laws of the State of Georgia, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, filed as Exhibit 5.2 to the Registration Statement, (ii) with respect to the laws of Nova Scotia and New Brunswick, Cox & Palmer, filed as Exhibit 5.3 to the Registration Statement, (iii) with respect to the laws of the Netherlands, Loyens & Loeff, filed as Exhibit 5.4 to the Registration Statement, and (iv) with respect to the laws of the Cayman Islands, Maples and Calder, filed as Exhibit 5.5 to the Registration Statement. With the Issuers’ permission and the permission of counsel listed above, we have assumed such opinions are correct, and in giving the opinions below with respect to the Canadian Issuer and the Non-DE/NY Guarantors, we are relying on the opinions of such counsel and the opinion below is subject to the assumptions and qualifications contained in the opinions of such counsel.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuers in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, then the Exchange Notes will constitute valid and binding obligations of the Issuers, as the issuers, enforceable against the Issuers in accordance with their terms.

2.	When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuers in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, and when the Exchange Guarantees have been duly executed in accordance with the terms of the Indenture, then the Exchange Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The opinions rendered above are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting such law). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP

Schedule I

DE/NY Guarantors

BB Acquisition (PR), L.P.

Clover Leaf Dutch Holdings, LLC

Connors Bros. Holdings, L.P.

Stinson Seafood (2001), Inc.

Schedule II

Non-DE/NY Guarantors

6162410 Canada Limited

Bumble Bee Holdings, Inc.

Bumble Bee International (PR), Inc.

Clover Leaf Holdings Company

Clover Leaf Seafood 2 B.V.

Clover Leaf Seafood B.V.

Clover Leaf Seafood Coöperatief U.A.

K.C.R Fisheries Ltd.